Exhibit 10.2

TERM NOTE

$6,500,000	November 10, 2006

     (1) For value received, the undersigned, Premier Financial Bancorp, Inc., a Kentucky corporation with principal offices in Huntington, West Virginia (“Borrower”) hereby promises to pay in lawful money of the United States of America to the order of The Bankers’ Bank of Kentucky, Inc., a Kentucky banking organization, with main offices in Frankfort, Kentucky (“Lender”), at the main offices of Lender, 107 Progress Drive, Frankfort, Kentucky, 40602, equal payments of principal and interest in the amount of One Hundred Thousand ($100,000) Dollars, in eighty-three (83) consecutive monthly installments commencing December 9, 2006, and on each monthly anniversary thereof, with the entire remaining outstanding principal balance on November 9, 2013, together with interest then due and owing.

(2) The outstanding principal balance under this Term Note shall bear annual interest at the rate of the Prime Rate, as announced from time to time by J.P. Morgan Chase Bank, New York, New York, minus one (1%) percent, adjusted daily. The Prime Rate of J.P. Morgan Chase Bank will function only as a tool for setting the rate on this Term Note and Lender does not represent that such rate has any relationship to the rate it charges its other customers.

(3) All payments on account of indebtedness evidenced by this Term Note shall be first applied to interest, costs and expenses, and then to principal, and interest shall be computed on the basis of a 360-day year.

(4) The occurrence of any one or more of the following shall constitute a Default or Event of Default under this Term Note as those terms are defined under the Loan Agreement executed of even date herewith:

        (i) Failure to make any payment of principal, interest or costs within ten (10) days after any such payment is due hereunder; and

        (ii) The occurrence of any other Default or Event of Default under the Loan Agreement, the Promissory Note, or the Stock Pledge and Security Agreement executed of even date herewith by Lender and Borrower.

(5) Time is of the essence with respect to this Term Note and in the Event of Default or an Event of Default under this Term Note, then (i) the entire principal balance hereof, and all accrued interest and costs shall, at the option of the Lender, without notice, bear interest at a rate from time to time equal to five (5%) percentage points over what otherwise would have been the Term Note rate from the date of Default or Event of Default and until said is cured; and (ii) the entire principal balance hereof and all accrued interest and costs shall immediately become due and payable at the option of the Lender without notice. Lender’s failure to exercise any option hereunder shall not constitute a waiver of the right to exercise the same at a subsequent time or upon the occurrence of any such Default or Event of Default.

(6) Borrower acknowledges that, if any payment, whether of principal, interest or costs, under this Term Note is not paid when due, Lender will, as a result thereof, incur costs not contemplated hereunder, the exact amount of which would be extremely difficult or impractical to ascertain. Such costs include, without limitation, process and accounting charges. Therefore, Borrower hereby agrees to pay to Lender with respect to each payment of any nature which is not received by Lender within twenty (20) days after such payment is due hereunder, a late charge equal to three (3%) percent of the amount of such payment. Borrower and Lender agree that such late charge represents a fair and reasonable estimate of the cost(s) Lender will incur by reason of any such late payment. Acceptance of such late charge by Lender shall in no event constitute a waiver of a Default or Event of Default with respect to the overdue payment and shall not prohibit or prevent Lender from exercising any of the other rights and remedies available to Lender.

(7) If there is any Default or Event of Default under this Term Note and Lender consults with an attorney regarding the enforcement of any of its rights hereunder or under the Stock Pledge and Security Agreement, the Promissory Note or the Loan Agreement executed of even date herewith, or if this Term Note is placed in the hands of an attorney for collection, or if suit be brought to enforce this Term Note, or Loan Agreement, the Promissory Note or the Stock Pledge and Security Agreement, Borrower promises and agrees to pay all costs thereof, including reasonable attorneys fee’s. Such costs and attorneys fees shall include, without limitation, costs and attorneys fee’s in any appeal or in any proceeding under any present or future federal bankruptcy act, state receivership law or federal or state banking agency proceedings.

(8) This Term Note is secured by a pledge under the Stock Pledge and Security Agreement of even date herewith of one hundred (100%) percent of the outstanding common stock of Citizens Deposit Bank and Trust, Vanceburg, Kentucky, and one hundred (100%) percent of the outstanding common stock of Farmers Deposit Bank, Eminence, Kentucky.

(9) Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest.

(10) This Term Note shall be construed and enforced and otherwise governed by the Laws of the Commonwealth of Kentucky.

(11) As used herein, the term “Lender” shall mean any holder or owner of this Term Note, or any portion thereof, or participation therein.

Premier Financial Bancorp, Inc.
A Kentucky Corporation

By: /s/ Robert W. Walker

Title: Chief Executive Officer